UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2022

Seagen Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2022, the board of directors of Seagen Inc., a Delaware corporation (the “Company”), adopted, effective immediately, amended and restated bylaws of the Company (as amended, the “Amended and Restated Bylaws”). Among other changes, the Amended and Restated Bylaws:

•

address matters relating to Rule 14a-19 under the Exchange Act of 1934, as amended (the “Universal Proxy Rules”), including providing the Company a remedy if a stockholder fails to satisfy certain requirements under the Universal Proxy Rules and requiring stockholders who intend to use the Universal Proxy Rules to provide reasonable evidence of the satisfaction of certain requirements under the Universal Proxy Rules at least five business days before the applicable meeting; and

•	modify the provisions relating to lists of stockholders entitled to vote at stockholder meetings to align with recent amendments to the Delaware General Corporation Law.

The Amended and Restated Bylaws also include certain other clarifying, administrative, conforming, ministerial and related revisions related to questionnaires for director nominees, holding board meetings via remote communication and certain changes in furtherance of gender neutrality.

The foregoing summary does not purport to be a complete description of the changes made to the Amended and Restated Bylaws and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Seagen Inc.

104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGEN INC.

By:	/s/ Jean I. Liu
Jean I. Liu
Chief Legal Officer

Date: November 18, 2022